Exhibit 10.3

Joinder Agreement

SUPPLEMENT NO. 1 dated as of May 5, 2008, to the Guarantee Agreement, dated as of February 28, 2008 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Guarantee Agreement”), among each of the subsidiaries of SOLUTIA INC., a Delaware corporation (the “U.S. Borrower”) listed on Schedule I thereto (each such subsidiary individually, a “Subsidiary Guarantor” and collectively, together with each other Subsidiary that becomes a party thereto, the “Subsidiary Guarantors”) in favor of CITIBANK, N.A., as collateral agent (in such capacity, together with its successors in such capacity, the “Collateral Agent”) on behalf of the Secured Parties (as defined in the Credit Agreement referred to below).

A.  Reference is made to the Credit Agreement dated as of February 28, 2008 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the U.S. Borrower; SOLUTIA EUROPE SA/NV, a Belgian limited liability company (“Solutia Europe”), FLEXSYS SA/NV, a Belgian limited liability company (“Flexsys”; together with Solutia Europe, the “European Borrowers”, and each a “European Borrower”; the European Borrowers together with the U.S. Borrower are the “Borrowers” and each, a “Borrower”), the lending institutions from time to time parties thereto (the “Lenders”), CITIBANK, N.A., as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the “Administrative Agent”), the Collateral Agent, CITIBANK INTERNATIONAL PLC, as collateral agent for the European Secured Parties (in such capacity, together with its successors and assigns in such capacity, the “European Collateral Agent”, and together with the Collateral Agent, the “Collateral Agents”, and each a “Collateral Agent”), DEUTSCHE BANK AG, NEW YORK BRANCH, as syndication agent, GOLDMAN SACHS CREDIT PARTNERS L.P. (“GSCP”), as documentation agent; and CITIGROUP GLOBAL MARKETS INC., GSCP and DEUTSCHE BANK SECURITIES INC., as joint lead arrangers and joint bookrunners.  Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Guarantee Agreement.

B.  The Guarantors have entered into the Guarantee Agreement in order to induce the Lenders to enter into the Credit Agreement and to induce the Lenders to make Loans to the Borrowers under the Credit Agreement.

C.  Pursuant to Section 5.15 of the Credit Agreement and Section 19 of the Guarantee Agreement, each Subsidiary (other than any Excluded Subsidiary) of the U.S. Borrower that was not in existence or not a Subsidiary on the date of the Credit Agreement is required to enter into a Guarantee Agreement upon becoming a Subsidiary.  Each undersigned Subsidiary (“New Subsidiary”) is executing this Supplement in accordance with the requirements of the Credit Agreement and Guarantee Agreement to become a Guarantor under the Guarantee Agreement.

Accordingly, the Collateral Agent and each New Subsidiary agree as follows:

SECTION 1.  In accordance with Section 19 of the Guarantee Agreement, each New Subsidiary by its signature below becomes a Guarantor under the Guarantee Agreement with the same force and effect as if originally named therein as a Guarantor and each New Subsidiary hereby (a) agrees to all the terms and provisions of the Guarantee Agreement applicable to it as a Guarantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Guarantor thereunder (other than any Cash Management Documents not arising in connection with the Credit Agreement) are true and correct (or true and correct in all material respects if not otherwise qualified by materiality or a Material Adverse Effect) on and as of the date hereof (except to the extent that they expressly relate to an earlier date, in which case they shall be true and correct (or true and correct in all material respects if not otherwise qualified by materiality or a Material Adverse Effect) as of such earlier date).  As of the date hereof, each reference to a Guarantor in the Guarantee Agreement shall be deemed to include each New Subsidiary.  The Guarantee Agreement is hereby incorporated herein by reference.

SECTION 2.  Each New Subsidiary represents and warrants to the Collateral Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except that the enforcement thereof may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally and to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

SECTION 3.  This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  Delivery of an executed signature page to this Supplement by facsimile or other electronic transmission shall be as effective as delivery of a manually signed counterpart of this Supplement.

SECTION 4.  Except as expressly supplemented hereby, the Guarantee Agreement shall remain in full force and effect.

SECTION 5.  THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 6.  In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Guarantee Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction).  The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7.  All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 9.01 of the Credit Agreement.  All communications and notices hereunder to any New Subsidiary shall be given to it c/o the U.S. Borrower at the U.S. Borrower’s address as provided in Section 9.01 of the Credit Agreement, with a copy to the U.S. Borrower.

SECTION 8.  Each New Subsidiary agrees to reimburse the Collateral Agent for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for the Collateral Agent in each case in accordance with the terms of the Credit Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, each New Subsidiary and the Collateral Agent have duly executed this Supplement as of the day and year first above written.

S E Investment LLC

By:	/s/ James A. Tichenor
Name:	James A. Tichenor
Title:	Vice President and Treasurer
Address:	575 Maryville Centre Drive St. Louis, MO 63141

CITIBANK, N.A. As Collateral Agent

By:	/s/ David Jaffe
Name:	David Jaffe
Title:	Director/Vice President